EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-44093, 333-70779, 333-53188 and 333-53190 pertaining to the
1995 Stock Option Plan, as Amended, the 1998 Stock Option Plan and Employee Stock Purchase Plan, the 2000 Stock Award Plan, and the 2000 Long-Term Performance Plan of Integrated Surgical Systems, Inc. of our report dated March 14, 2003, with respect to the consolidated financial statements of Integrated Surgical Systems, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2003.



                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               ERNST & YOUNG LLP

Sacramento, California
May 18, 2004